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                                                                      EXHIBIT 23


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (File Nos. 333-58311, 333-34645, 333-77793, 333-88671,
333-95883, 333-36982, 333-51856, 333-60500 and 333-81128) and Forms S-8 (File
Nos. 333-04717, 333-50391 and 333-92905) of ProxyMed, Inc. and its subsidiaries of our report dated February 12, 2002 (except as to the Note 19, which is as of March 26, 2002) relating to the financial statements and financial statement schedule, which appears in this Form 10-K.


PricewaterhouseCoopers LLP

Fort Lauderdale, Florida
March 29, 2002